SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                  July 12, 2000
                Date of Report (Date of earliest event reported)

                             FIDELITY HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

         Nevada                     000-29182                 11-3292094
    (State or other                (Commission              (IRS Employer
    jurisdiction of                File Number)             Identification No.)
    incorporation)

                  80-02 Kew Gardens Road, Kew Gardens, NY 11415
               (Address of principal executive offices) (Zip Code)

       (Registrant's telephone number, including area code): 718/520-6500

                           PART II. OTHER INFORMATION

Item 5. Other Events

      On July 12, 2000, our Board of Directors authorized the payment of cash to investors in the December 8, 1999 and February 8, 2000 private placements of securities to Strong River Investments, Inc., Montrose Investments Ltd., and Augusta Street LLC (the "Investors"), in lieu of issuing stock to the Investors based on share prices below the "floor" following the first vesting date of the adjustable warrants issued to the Investors in such transactions. Such amounts are yet to be determined inasmuch as they may be based on future stock prices (i.e., the remaining days of the first vesting period). Based on stock prices to date, it is anticipated that the cash amount will exceed $2 million in the aggregate, in addition to a minimum of 131,196 shares of common stock to be issued.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         FIDELITY HOLDINGS, INC.
                                         (Registrant)


                                         /s/  Bruce Bendell
                                         --------------------------------
                                         Bruce Bendell, Chief Executive Officer

Dated: July 18, 2000